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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 8, 2004


                          HOLLINGER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


            1-14164                                95-3518892
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    (Commission File Number)           (I.R.S. Employer Identification No.)



 401 NORTH WABASH AVENUE, SUITE 740
         CHICAGO, IL                                    60611
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(Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (312) 321-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

       [_]   Written communication pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

       [_]   Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

       [_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


            In November 2000, Hollinger International Inc. ("Hollinger International" or the "Company") and Hollinger Canadian Newspapers, Limited Partnership ("HCNLP", and together with Hollinger International, "Hollinger"), received approximately Cdn $766.8 million aggregate principal amount of 12.125% Fixed Rate Subordinated Debentures due November 15, 2010 (the "CanWest Debentures") issued by a wholly-owned subsidiary of CanWest Global Communications Corp. ("CanWest") called 3815668 Canada Inc (the "Issuer"). The CanWest Debentures are guaranteed by CanWest and were issued to Hollinger in partial payment for the sale by Hollinger of certain Canadian newspaper and internet assets to CanWest. In 2001, Hollinger International and HCNLP sold participations in approximately Cdn. $757 million principal amount of the CanWest Debentures to a special purpose trust (the "Participation Trust"). Notes of the Participation Trust, denominated in U.S. dollars (the "Trust Notes"), were in turn issued and sold by the Participation Trust to third parties. As a result of the periodic interest payments on the CanWest Debentures made in kind and a partial redemption by the Issuer of the CanWest Debentures in 2003, as of July 31, 2004, there were outstanding approximately Cdn. $872 million aggregate principal amount of CanWest Debentures. Hollinger International and HCNLP are the record owners of all of these CanWest Debentures, but as of July 31, 2004, beneficially owned only approximately Cdn $5 million and Cdn $82 million principal amount respectively of CanWest Debentures, with the balance beneficially owned by the Participation Trust.

            On October 7, 2004, Hollinger International and HCNLP entered into a Facilitation Agreement (the "Facilitation Agreement") with the Issuer and CanWest, which Facilitation Agreement is part of a larger transaction in which the Issuer proposes to offer to exchange the Trust Notes for new debentures to be issued by the Issuer (the "CanWest Exchange Offer"). The CanWest Exchange Offer is or will be subject to a number of conditions, including that at least two-thirds of the outstanding principal amount of Trust Notes be tendered in the CanWest Exchange Offer. The CanWest Exchange Offer will be commenced on or around October 7, 2004, and is expected to close on or around the 25th succeeding business day, subject to CanWest's right to extend, amend the terms of, or withdraw the CanWest Exchange Offer. In the Facilitation Agreement, Hollinger has agreed, among other things, (i) to use its reasonable best efforts to facilitate the CanWest Exchange Offer and (ii) to sell to the Issuer for cash all of the CanWest Debentures beneficially owned by Hollinger. Hollinger's obligation to sell the CanWest Debentures to the Issuer, and the Issuer's obligation to purchase the CanWest Debentures, is conditioned upon the closing of the CanWest Exchange Offer. There can be no assurance that this transaction will be completed. If it is completed, the specific amount received by Hollinger International and HCNLP will depend upon the prevailing exchange rate between the U.S. dollar and the Canadian dollar. Assuming an exchange rate of US $0.7922 per Cdn $1.00 (the "Assumed Rate"), upon completion, the cash proceeds to be received by Hollinger International will be approximately US $38 million and the cash proceeds to be received by HCNLP will be approximately US $78 million. This amount will increase if the Canadian dollar becomes stronger than the Assumed Rate, and will decrease if the Canadian dollar becomes weaker than the Assumed Rate.

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ITEM 8.01   OTHER EVENTS

            On October 8, 2004, the Company announced that a federal judge had dismissed, on technical grounds, the Company's federal racketeering and state law breach of fiduciary claims against Hollinger Inc., Lord Conrad Black, David Radler and others (the "Defendants") in the U.S. District Court for the Northern District of Illinois. The Company said its Special Committee of the Board of Directors will continue to vigorously pursue the breach of fiduciary duty claims against the Defendants. A copy of the Company's press release, which includes further details about these matters, is attached as Exhibit 99.1 and is incorporated herein by reference.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)         None.

(b)         None.

(c)         Exhibits.



EXHIBIT NUMBER                  DESCRIPTION OF EXHIBITS
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Exhibit 99.1                    Press Release dated October 8, 2004



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                                     SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         HOLLINGER INTERNATIONAL INC.
                                                  (Registrant)

Date: October 8, 2004                    By: /s/ James R. Van Horn
                                             ---------------------------------
                                             Name:  James R. Van Horn
                                             Title: VP, General Counsel and
                                                    Secretary

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                                  EXHIBIT INDEX


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EXHIBIT NUMBER                  DESCRIPTION OF EXHIBITS
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Exhibit 99.1                    Press Release dated October 8, 2004
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